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                                                                    Exhibit 10.9

                               FIRST AMENDMENT TO
                      SERIES E CONVERTIBLE PREFERRED STOCK
                                PURCHASE WARRANT

                  This First Amendment ("Amendment") to the Series E Convertible Preferred Stock Purchase Warrants ("Warrants") dated as of December 19, 2003 of Inhibitex, Inc., a Delaware corporation (the "Company"), issued to the Holders (as defined therein), is made and effective as of this 20th day of February 2004.

                              W I T N E S S E T H:

         WHEREAS, the Warrants contain an expiration date and automatic net exercise provision which is effective upon the closing of certain underwritten public offerings;

         WHEREAS, the parties now wish to amend the Warrants to revise the definition of such underwritten public offerings;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

         1. Terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Warrants.

          2. The Warrants are each amended by deleting the first sentence of
Section 8 thereof and replacing it with the following:

         "This Warrant shall expire at the close of business on December 19, 2008, or effective upon the closing of a firm commitment underwritten public offering of shares of Common Stock in which (i) the Company receives gross proceeds of at least $50,000,000 before underwriting discounts, commissions and fees and (ii) the price to the public in such offering is approved by the pricing committee of the Company's board of directors, which pricing committee consists of at least one representative of each of the Company's Series C Convertible Preferred Stock, Series D Convertible Preferred Stock and Series E Preferred Stock, whichever is earlier, and shall be void thereafter."

         3. Except as amended hereby, the Warrants remain unchanged.

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This Amendment was approved by resolution of the Board of Directors of the
Company at a meeting duly held February 20, 2004 and the consent of the Holders of at least 66 2/3% of the number of shares of Series E Preferred Stock issuable upon the exercise of the Warrants, dated as of February 20, 2004.